UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 4, 2010
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of Principal Executive Offices)	(Zip Code)
(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 4, 2010, in consideration of recent challenges faced by Cardiac Science Corporation (the “Company”) and in order to appropriately motivate and retain key executives who are essential to the viability and success of the Company, the Compensation Committee (the “Committee”) of our board of directors adopted the Cardiac Science Executive Incentive Plan for the second half of 2010 (the “Plan”). This Plan is a cash bonus plan that supersedes and replaces the prior Cardiac Science Executive Incentive Plan for 2010 for our executive officers, including David L. Marver, our President and Chief Executive Officer, Michael K. Matysik, our Senior Vice President and Chief Financial Officer, and the other executive officers who were named as current executive officers in the Summary Compensation Table of our 2010 Proxy Statement: Robert W. Odell, Senior Vice President, Strategy, Design and Operations, Tony Titus, Vice President, Marketing and Customer Operations and Kurt Lemvigh, Vice President, International. We refer to these executive officers in this filing as the “named executive officers.”
     These compensation arrangements were developed based on information provided by an independent outside compensation consultant and other independent advisors retained by the Committee. The Committee believes these compensation arrangements are appropriate under the Company’s circumstances and are strategically necessary to incentivize and retain critical executive officers in an uncertain economic environment with challenging business issues faced by the Company. The Committee believes that the compensation arrangements appropriately align the interests of the named executive officers with those of our stockholders.
     Under the new Plan, the named executive officers will have the ability to earn an incentive payment equal to a multiple of their base salary if they remain employed by the Company through December 31, 2010 and their performance is at or above the Company’s performance expectations for that executive. For Messrs. Marver, Matysik, Odell and Titus, the bonus will vest and be payable in two parts: 50% will be paid in bi-weekly installments effective June 1, 2010, and the remaining 50% will vest on December 31, 2010 and will be paid in January 2011. The multiple of base salary will be 100% for Messrs. Marver, Matysik and Odell, and 60% for Mr. Titus. For Mr. Lemvigh, a bonus of 10% of his base salary will vest on December 31, 2010 and will be paid in January 2011. The Committee may, in its sole discretion, determine that payments will not be made under the Plan if the overall performance or financial condition of the Company does not warrant the payment of incentive awards. If an executive becomes eligible for change in control payments under the terms of an employment agreement, the change in control provisions will supersede the Plan and there will be no future payments under the Plan. The Plan may be modified or terminated by the Committee at any time in its sole discretion.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
By:	/s/ Michael K. Matysik
Michael K. Matysik
Senior Vice President, Chief Financial Officer and Secretary

Dated: June 10, 2010